Exhibit 99.1

PLBY Group Elects to Retain Honey Birdette Following Transformative Byborg Agreement

-Honey Birdette Improvements are Driving Return to Growth and Positive Cash Flow

-PLBY Group Expects to be Cash Flow Positive for the Full Year 2025 and Anticipates Further Deleveraging

LOS ANGELES – January 16, 2025 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), owner of Playboy, one of the most recognizable and iconic brands in the world, today announced that it has decided to retain its Honey Birdette business based on significant improvement in the PLBY Group balance sheet following the successful closing of the previously disclosed long-term license agreement with Byborg Enterprises S.A. (“Byborg”), combined with a meaningful improvement in operational metrics at Honey Birdette and future growth prospects that are expected to significantly increase the value of the Honey Birdette business.

With the Byborg licensing partnership in place, and the transition to an asset-light model well underway, the transformed PLBY Group now is expected to:

•Generate total full-year revenue of approximately $120 million
•Be cash flow positive in 2025
•Reduce net senior debt to below $100 million by the end of 2025

Ben Kohn, Chief Executive Officer of PLBY Group, commented, “We enter 2025 in a strong strategic and financial position with $36 million of cash on the balance sheet resulting in $120 million of net senior debt. Operationally we expect to generate approximately $120 million in total revenue, underpinned by significant guaranteed royalty and licensing payments, a leaner cost structure reimagined around an asset-light model resulting in positive cash flow and a much stronger balance sheet reflecting the equity investments and debt reductions. We have not only stabilized our business but are developing incremental opportunities for licensing growth in the future. With this strength, the Company’s Board of Directors no longer believes it is the optimal time to explore strategic alternatives for Honey Birdette, and instead has decided to focus on continuing to grow the business which we believe could meaningfully increase its value.”

The Company anticipates using all of the net proceeds from the proposed $25.4 million follow-on investment related to a previously announced securities purchase agreement (subject to stockholder approval) to pay down its senior debt. If the Company’s stockholders do not approve such investment, the Company may not pay down its senior debt as anticipated, but management still expects the total enterprise would be cash flow positive.

About PLBY Group, Inc.

PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving billions of dollars in global consumer spending, with products and content available in approximately 180 countries. PLBY Group’s mission—to create a culture where all people can pursue pleasure—builds upon over 70 years of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: FNK IR – Rob Fink / Matt Chesler, CFA – investors@plbygroup.com
Media: press@plbygroup.com
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